Exhibit 10.1
FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT
This First Amendment to Amended and Restated Employment Agreement by and between CLARCOR Inc., a Delaware corporation (the “Corporation”), and Norman Johnson (the “Executive”) is dated as of January 19, 2008.
WHEREAS, the parties are parties to that certain Amended and Restated Employment Agreement dated December 17, 2000 (the “Employment Agreement”);
WHEREAS, the parties wish to amend certain provisions of the Employment Agreement, as further specified herein;
WHEREAS, all capitalized terms used herein have the meanings ascribed to them in the Employment Agreement unless otherwise defined;
NOW, THEREFORE, in consideration of past grants of stock options and restricted stock units previously issued to the Executive and for other good and valuable consideration the sufficiency of which is hereby acknowledged by each of the parties, the parties hereby agree as follows:
1.	Amendments.
(a)	Section 1(a) of the Employment Agreement is hereby amended to delete therefrom the words “in Rockford, Illinois”.

(b)	Section 3(f) of the Employment Agreement (which provided the Executive with the potential right to receive a special one-time bonus and option grant in the event the Corporation achieved certain sales or profitability targets in a given quarter) is hereby deleted from the Agreement in its entirety and of no further effect. The Executive hereby forever and irrevocably waives any right that he has or had to receive the benefits contemplated under this Section of the Employment Agreement.
2.	No Further Amendment. Except as set forth in the preceding paragraphs, the parties do not otherwise modify the Employment Agreement and all other provisions thereof remain unchanged and in full force and effect as originally executed.
IN WITNESS WHEREOF, Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Corporation has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

Executive	CLARCOR Inc.
/s/ Norman Johnson	By:	/s/ Robert Jenkins

Norman Johnson		Robert Jenkins Compensation Committee Chairman